Frankly Co.

333 Bryant Street, Suite 240

San Francisco, CA 94107

Dated as of February 1, 2017

Mr. Steve Chung

c/o Frankly

333 Bryant Street, Suite 240

San Francisco, CA 94107

Re:	Amendment of Employment Agreement

Dear Steve,

Reference is made to the Amended and Restated Employment Agreement dated March 23, 2015 (the “Agreement”) between you and Frankly Co. (“Company”). When signed below, the Agreement will be amended as follows:

1.	Term – The Term of the Agreement will continue until terminated by either party upon no less than 30 days prior written notice to the other.

Except as amended herein, the Agreement will continue in full force and effect.

If the foregoing is acceptable, please return a signed copy of this Amendment to me at your earliest convenience.

Sincerely,

Frankly Co.

By:	/s/ John Wilk
John Wilk
General Counsel

Accepted and Agreed:

/s/ Steve Chung
Steve Chung